PERFORMANCE-ACCELERATED STOCK OPTION GRANT
                      PURSUANT TO THE KAISER
                1997 OMNIBUS STOCK INCENTIVE PLAN


1.   Grant of Stock Option.  Kaiser Aluminum Corporation ("KAC")
     ---------------------
and Kaiser Aluminium & Chemical Corporation ("KACC"), both Delaware corporations (collectively, the "Company"), hereby evidence that the Company has granted to George T. Haymaker, Jr. ("Optionee") the right, privilege and option as herein set forth (the "Stock Option") to purchase up to 386,000 shares of common stock, $.01 par value per share, of KAC (as more fully defined in Attachment A - "Definitions Applicable to Certain Terms", which
------------
is incorporated herein and made a part hereof, the "Option Shares") in accordance with the terms of this document (this "Stock Option Grant").

The Stock Option is granted pursuant to the Kaiser 1997 Omnibus Stock Incentive Plan (the "Plan") and is subject to the provisions of the Plan, a copy of which has been furnished to Optionee and which is hereby incorporated in and made a part of this Stock Option Grant, as well as to the provisions of this Stock Option Grant. By acceptance of the Stock Option, Optionee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Stock Option Grant.

All capitalized terms used herein shall have the meanings provided in the Plan document unless otherwise specifically provided in this Stock Option Grant, including Attachment A. The
                                              -------------
Stock Option is a Nonqualified Stock Option under the Plan and is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

All Option Shares, when issued to Optionee upon the exercise of this Stock Option, shall be fully paid and nonassessable.

2.   Option Term.  Subject to earlier termination as provided
     -----------
herein, or in the Plan, the Stock Option shall expire on January
1, 2007. The period during which the Stock Option is in effect shall be referred to as the "Option Period".

3.   Option Exercise Price.  The exercise price per Option Share
     ---------------------
(including any Attributable Securities, as defined in Attachment
                                                      ----------
A) (the "Option Price") at which Optionee may purchase such
--
Option Shares subject to the Stock Option shall be equal to the remainder of (i) $12.00 per Option Share minus (ii) the amount per Option Share of Distributed Cash Value (as defined in Attachment A) determined as of the date of exercise. Such Option
------------
Price shall also be subject to adjustment as provided in the Plan and this Stock Option Grant. The Company shall notify Optionee within thirty (30) days of each change in the Option Price.

4.   Conditions to Exercise.  The Stock Option may be exercised
     ----------------------
during the Option Period only after it has become "Effective". For purposes of the preceding sentence, the Stock Option shall become "Effective": (i) if Performance Hurdle Achievement (as defined in Attachment A) occurs before March 1, 2001, then on the
           ------------
date Performance Hurdle Achievement occurs; (ii) if Performance Hurdle Achievement does not occur before March 1, 2001, then on January 1, 2007 provided Optionee's Employment has not terminated prior to January 1, 2007; or (iii) if a Company Sale Transaction (as defined in Attachment A) occurs during Optionee's Qualified
               -------------
Service Period (as defined in Attachment A), then on the date of
                              ------------
consummation of such Company Sale Transaction.
In addition, notwithstanding the foregoing, the Stock Option may not be exercised as to more than one-half of the total number of Option Shares prior to the earlier of March 1, 2001 or the occurrence of a Company Sale Transaction.

5.   Method of Exercise.  To exercise the Stock Option, Optionee
     ------------------
shall deliver written notice to the Company stating the number of Option Shares with respect to which the Stock Option is being exercised together with payment for such Option Shares. Payment shall be made (i) in cash or its equivalent, (ii) by tendering previously acquired Shares having an aggregate Fair Market Value (as defined in the Plan) at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by Optionee for at least six months prior to their tender to satisfy the Option Price) or (iii) by a combination of (i) and (ii).

6.   Termination of Optionee's Employment.  Termination of
     ------------------------------------
Optionee's employment as a regular full-time salaried employee of KAC, a Subsidiary (as defined in Attachment A), or any branch,
                                 ------------
unit or division of KAC or any Subsidiary ("Employment") prior to March 1, 2001 shall affect Optionee's rights under the Stock Option as follows:

(a) Termination by the Company for Cause. If Optionee's Employment is terminated by the Company at any time for Cause, then (i) the Option Period shall terminate and (ii) Optionee's right to exercise the Stock Option shall terminate, in each case immediately upon Optionee's becoming subject to termination of Employment for Cause. Optionee shall be terminated for "Cause" if terminated as a result of Optionee's breach of Optionee's written employment or other engagement agreement, or if the Board of Directors determines that Optionee is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably be expected to injure KAC or any Subsidiary or their business interests or reputation.

(b) Termination by the Company Other than for Cause. If Optionee's Employment is terminated by the Company prior to March 1, 2001 other than for Cause, then (i) the Stock Option and the Option Period shall not terminate and (ii) the Stock Option shall thereafter be exercisable as to all Option Shares, but only during the period from the date the Stock Option becomes Effective through and including September 1, 2001; provided, however, that such exercise may not occur after 6 months from the date on which Performance Hurdle Achievement occurs, if applicable.

(c) Employment Agreement Termination. If Optionee terminates Optionee's Employment at the expiration of Optionee's Employment Agreement (December 5, 1999), or at any time within the month of expiration (December 1999), then (i) the Stock Option and the Option Period shall not terminate and (ii) the Stock Option shall thereafter be exercisable as to all Option Shares, but only during the period from the date the Stock Option becomes Effective through and including September 1, 2001; provided, however, that such exercise may not occur after 6 months from the date on which Performance Hurdle Achievement occurs, if applicable.

(d) Other Termination. If Optionee's Employment terminates prior to March 1, 2001 for any reason other than those set forth in Paragraph 6(a), Paragraph 6(b) and Paragraph 6(c), then (i) the Stock Option and the Option Period shall not terminate but
(ii) the Stock Option shall thereafter be exercisable only if the Stock Option has become Effective as of the date of termination of Employment and then only during the period from the date the Stock Option becomes Effective through and including September 1, 2001; provided, however, that such exercise may not occur after 6 months from the date on which Performance Hurdle Achievement occurs, if applicable.

(e) Death or Disability. The Stock Option may be exercised by Optionee or, in the case of death, by the executor or administrator of Optionee's estate, or the person or persons to whom Optionee's rights under the Stock Option shall pass by will or by the applicable laws of descent and distribution, or in the case of Disability, by Optionee's personal representative.

7.   Reorganizations; Repurchase of Stock Option.
     -------------------------------------------

(a) Freedom to Reorganize the Company and Subsidiaries. The existence of the Stock Option shall not affect in any way the right or power of the Company and its Subsidiaries or the issuers of Attributable Securities or its or their stockholders to make or authorize any and all Distributions Events (as defined in Attachment A) and any and all other adjustments,
-------------
recapitalizations, reorganizations or other changes in the capital structure or business of the Company or its Subsidiaries or the issuers of Attributable Securities, any and all issuances of bonds, debentures, common stock, preferred or prior preference stock, warrants, rights or other securities, whether or not affecting the Option Shares or the rights thereof, any dissolution or liquidation of the Company or any Subsidiary or any issuer of Attributable Securities, any sale or other divestiture or transfer of all or any part of the assets or business of the Company or any Subsidiary or any issuer of Attributable Securities (including any Company Sale Transaction) and any and all other corporate acts or proceedings, whether of a similar character or otherwise (collectively, including any Distribution Events and any Company Sale Transaction, "Reorganizations").

(b) Spin-Offs. If the Board of Directors authorizes any Distribution Event or other Reorganization as a result of which holders of Shares (as defined in Attachment A) become entitled,
                                 -------------
in their capacities as holders, to receive Marketable Securities, the Board of Directors shall, to the extent reasonably practicable, cause the Company to provide for or require:
(i) that the issuer(s) of such Marketable Securities shall undertake to issue and deliver to Optionee, upon any subsequent exercise of the Stock Option, such Marketable Securities as Optionee would have received if Optionee had so exercised the Stock Option prior to such Distribution Event or other Reorganization and had participated therein (and in any and all subsequent Distribution Events or other Reorganizations) to the maximum extent allowed to holders of Shares (including any Attributable Securities) outstanding at the time of such Distribution Event or other Reorganization; (ii) that such Marketable Securities shall be so issued and delivered to Optionee pursuant to an effective registration statement under the Securities Act of 1933, as amended, or otherwise free of any restriction on resale thereof by Optionee, other than any restriction on resale arising from Optionee's being an Affiliate or Insider (as such terms are defined in the Plan) of such issuer; (iii) that such Marketable Securities shall be so issued and delivered without any agreement, condition, payment or other consideration being required of Optionee or the Company;
(iv) that such issuer(s) shall at all times reserve for issuance a sufficient amount of such Marketable Securities to fulfill all obligations contemplated hereunder; and (v) that upon each such issuance, such Marketable Securities shall be duly authorized, validly issued, fully paid and nonassessable. The Company shall also provide for or require that: (x) in the event any such issuer shall fail or be unable to issue and deliver to Optionee any Marketable Securities as provided in the preceding sentence, such issuer shall be obligated, in lieu of issuing and delivering such Marketable Securities, to pay to Optionee in cash, immediately upon exercise of the Stock Option, the Market Value of such Marketable Securities determined as of the date of exercise of the Stock Option; and (y) in the event the Company is obligated to make a cash payment to Optionee pursuant to Paragraph 8(b), such issuer shall be obligated to reimburse the Company for a part of such payment proportionate to the Distributed Cash Value attributable to Attributable Securities of such issuer compared to the total amount of Distributed Cash Value.

(c) Right to Repurchase Stock Option. Upon receipt of a notice of exercise, the Company shall have the right but not the obligation to repurchase, and thereby to satisfy all of the Company's obligations under, the Stock Option as to the number of Option Shares for which the Stock Option is exercised by paying Optionee in cash an amount, net of any taxes required to be withheld, equal to the sum of (A) the product of (i) the number of Option Shares as to which the Stock Option is exercised multiplied by (ii) the amount, determined as of such date of exercise, equal to the remainder of (x) the Market Value of one Option Share minus (y) the Option Price plus (B) the amount of cash, if any, payable to Optionee pursuant to Paragraph 8(b).

8.   Adjustments.
     -----------

(a) In the event of any one or more Distribution Events or other Reorganizations affecting the Stock Option and not already adjusted for under Paragraph 7, the Option Price and the number of Option Shares subject to the Stock Option shall be appropriately adjusted by the Board of Directors. In addition, the Board of Directors shall, as permitted by Section 3.2,
Section 16.2 and other provisions of the Plan, construe and interpret the Plan and this Stock Option Grant and make all appropriate adjustments in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Optionee under this Stock Option Grant and the Plan.

(b) Without limitation to the foregoing, in the event that the amount of Distributed Cash Value as of any date of exercise of the Stock Option is equal to or greater than $12.00 per Option Share, the Option Price shall be deemed to be $.01 per Option Share and the Company, in addition to issuing Option Shares to Optionee, shall pay to Optionee in respect of each Option Share as to which the Stock Option is exercised an amount of cash equal to the remainder of (i) such amount of Distributed Cash Value per Option Share minus (ii) $12.00.

9.   No Rights in Option Shares.  Optionee shall have no rights
     --------------------------
as a stockholder in respect of Option Shares until such Optionee becomes the holder of record of such Option Shares.

10.  Option Shares Reserved.  The Company shall at all times
     ----------------------
during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Stock Option.

11.  Nontransferability of Stock Option.  The Stock Option
     ----------------------------------
granted pursuant to this Stock Option Grant is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order. The Stock Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

12.  Amendment and Termination.  No amendment or termination of
     -------------------------
the Stock Option shall be made by the Board of Directors or the Committee (as defined in the Plan) at any time without the written consent of Optionee. No amendment of the Plan will adversely affect the rights, privileges and options of Optionee under the Stock Option without the written consent of Optionee.

13.  No Guarantee of Employment.  The Stock Option shall not
     --------------------------
confer upon Optionee any right with respect to continuance of Employment or other service with the Company or any Subsidiary or Affiliate, nor shall it interfere in any way with any right the Company or any Subsidiary or Affiliate would otherwise have to terminate such Optionee's Employment or other service at any time.

14.  Withholding of Taxes.  The Company shall have the right to
     --------------------
deduct or withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy all federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Stock Option Grant or any exercise or other action or event hereunder.

15. No Guarantee of Tax Consequences. Neither the Company nor any Subsidiary or Affiliate, nor the Board of Directors or any Committee, makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Stock Option.

16.  Severability.  In the event that any provision of the Stock
     ------------
Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Stock Option, and the Stock Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

17.  Governing Law.  The Stock Option shall be construed in
     -------------
accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

Executed December 23, 1998, and effective as of the 1st day of January, 1998.

                         "COMPANY"

                         KAISER ALUMINUM CORPORATION


                         By: /s/ E. Bruce Butler
                         Printed Name: E. Bruce Butler
                         Title: Vice President and General
                               Counsel

                         KAISER ALUMINUM & CHEMICAL CORPORATION


                         By: /s/ E. Bruce Butler
                         Printed Name: E. Bruce Butler
                         Title: Vice President and General Counsel


     Accepted December 24, 1998, and effective as of the 1st day of January, 1998.

                         "OPTIONEE"

                         /s/ George T. Haymaker, Jr.

                         Printed Name: George T. Haymaker, Jr.
                         Title: Chief Executive Officer

                                                  ATTACHMENT A

           Performance-Accelerated Stock Option Grant

Definitions Applicable to Certain Terms

"Affiliate"   see Section 2.1 of the Plan.

"Attributable Securities"   see the definition of "Option Share".

"Cause"   see Paragraph 6(b) of this Stock Option Grant.

"Change in Control" means a change in control of KAC that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, assuming such Schedule, Regulation and Act were applicable to KAC as in effect on April 15, 1998.

"Company Sale Transaction" means (a) a transaction in which KAC or KACC (if KACC is a Subsidiary of KAC immediately prior to such transaction) (i) sells or otherwise disposes of all or substantially all of its business or operating assets (other than to one or more Subsidiaries) or (ii) merges or consolidates with another entity and as a result of consummation of such merger or consolidation a Change in Control occurs, (b) a tender offer, exchange offer or other transaction in which all holders of Shares have the right to receive cash, securities or other property in respect of their Shares and as a result of consummation of such transaction a Change in Control occurs or
(c) a transaction determined by the Board of Directors to be similar or substantially equivalent to a transaction contemplated by clause (a) or clause (b) of this sentence.

"Disability"   see Section 2.12 of the Plan.

"Distributed Cash Value" means, as of any determination date, the aggregate amount of cash (other than regular quarterly cash dividends, if any) plus the aggregate value, as determined by the Board of Directors as of the date of distribution, of all property (other than cash and Attributable Securities) distributed or set aside for distribution to the holder of one Original Share and all Attributable Securities, if any, during the period commencing January 1, 1998 and ending on the determination date.

"Distribution Events" means any and all distributions, dividends, recapitalizations, forward or reverse splits, reorganizations, mergers, consolidations, spin-offs, combinations, repurchases, share exchanges, or other similar or substantially equivalent corporate transactions or events in which the holder of a security becomes, as such, entitled to receive cash, securities or other property in addition to or in exchange for or upon conversion of such security.

"Effective"   see Paragraph 4 of this Stock Option Grant.

"Employment"   see Paragraph 6 of this Stock option Grant.

"Insider"   see Section 2.19 of the Plan.

"KAC"   see Paragraph 1 of this Stock Option Grant.

"KACC"   see Paragraph 1 of this Stock Option Grant.

"Market Value" means, as of any Trading Day, the average of the highest and lowest sales prices as reported by the consolidated tape (or, if such prices are not quoted, the average of the quoted closing bid and asked prices) on such Trading Day for one Option Share (including, as applicable, the Market Values of any Attributable Securities). In the event that sales prices or closing bid and asked prices are not quoted on a particular Trading Day, the Market Value for that Trading Day shall be deemed to be the Market Value for the immediately preceding Trading Day. In the event that any Attributable Security shall cease to be a Marketable Security, it shall thereupon be deemed to have no further Market Value and shall be deemed instead to have, as of the date it ceases to be a Marketable Security, such Distributed Cash Value as shall be determined by the Board of Directors.

"Marketable Securities" means securities (a) of a class that is registered under the Securities Exchange Act of 1934, as amended,
(b) for which sales prices or bid and asked prices are regularly quoted and (c) that, if issued and delivered to Optionee upon exercise of the Stock Option, would not be subject to any restriction on resale, other than any restriction arising from Optionee's being an Affiliate or Insider (as such terms are defined in the Plan) of the issuer of such Marketable Securities.

"Option Period"   see Paragraph 2 of this Stock Option Grant.

"Option Price"   see Paragraph 3 of this Stock Option Grant.

"Option Share" means (a) one Share as constituted on January 1, 1998 (an "Original Share") and (b) in the event of any one or more successive Distribution Events, all Marketable Securities ("Attributable Securities") into which or for which an Original Share or any Attributable Securities may be converted or exchanged or that a Stockholder may have the right to receive in respect of such Original Share or Attributable Securities.

"Optionee"   see Paragraph 1 of this Stock Option Grant.

"Original Share"   see the definition of "Option Share".

"Performance Hurdle Achievement" occurs if, as of any date prior to January 1, 2001, the Performance Measure is equal to or greater than the remainder of (a) $18 minus (b) the Distributed
Cash Value amount.

"Performance Measure" means as of any time, the sum of (a) the Share Performance Value plus (b) the Distributed Cash Value amount.

"Plan"   see Paragraph 1 of this Stock Option Grant.

"Qualified Service Period" means the period from and including January 1, 1998 through and including the earlier of (a) December 31, 2000 or (b) the date immediately preceding the date of termination of Optionee's Employment; provided, however, that if
                                      --------  --------
Optionee's Employment has not terminated prior to the date that a proposed Company Sale Transaction is announced by KAC and such Company Sale Transaction is subsequently consummated, then Optionee's Qualified Service Period shall be deemed to continue through, and end on, the date of consummation of such Company Sale Transaction unless, prior to the date of consummation of such Company Sale Transaction, Optionee's Employment is terminated by the Company for Cause or is terminated by Optionee other than pursuant to Paragraph 6(c) of this Stock Option Grant.

"Reorganization"   see Section 7(a) of this Stock Option Grant.

"Share" means one share of common stock, par value $.01 per share, of KAC.

"Share Performance Value" means, as of any determination date, the lesser of (a) the Market Value of one Option Share (including, as applicable, the Market Value of any Attributable Securities) determined as of the Trading Day immediately preceding the determination date or (b) the average of the Market Values of one Option Share (including, as applicable, the average of the Market Values of any Attributable Securities) for the 40 consecutive Trading Days ended on the Trading Day immediately preceding the determination date; provided, however, that, for
                                  --------  -------
purposes of calculating Share Performance Value, (i) no Trading Days shall be deemed to occur during the period commencing on the day that a proposed Company Sale Transaction is announced by KAC and ending on the day immediately preceding the date of consummation or termination of the proposed Company Sale Transaction, but (ii) 40 consecutive Trading Days shall be deemed to occur simultaneously on and as of the Trading Day immediately preceding the date of consummation of such Company Sale Transaction; and provided further, that in the event an
                 -------- -------
Attributable Security has been trading for less than 40 consecutive Trading Days prior to the applicable determination date, then the calculation pursuant to clause (b) above shall be made as to such Attributable Security for such lesser number of consecutive Trading Days that such Attributable Security has been trading.

"Stock Option"   see Paragraph 1 of this Stock Option Grant.

"Subsidiary" see Section 2.32 of the Plan. For avoidance of doubt, KACC shall be considered a Subsidiary of KAC so long as KAC has a majority voting interest in KACC, and KAC shall be considered to have a majority voting interest whether it holds such interest directly or indirectly through one or more Subsidiaries.

"Trading Day" means as to an Option Share (including any Attributable Securities) a day when the New York Stock Exchange
(or other principal securities exchange, including Nasdaq, on which such securities are traded) is open.